Aspira Women’s Health Inc. 8-K

Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

ASPIRA WOMEN’S HEALTH INC.

AS OF FEBRUARY 23, 2022

TABLE OF CONTENTS

ARTICLE I CORPORATE OFFICES	1
1.1 REGISTERED OFFICE	1
1.2 OTHER OFFICES	1
ARTICLE II MEETINGS OF STOCKHOLDERS	1
2.1 PLACE OF MEETINGS	1
2.2 ANNUAL MEETING	1
2.3 SPECIAL MEETINGS	1
2.4 NOTICE OF STOCKHOLDERS’ MEETINGS	1
2.5 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE	1
2.6 QUORUM	2
2.7 ADJOURNED MEETING; NOTICE	2
2.8 VOTING	2
2.9 WAIVER OF NOTICE	2
2.10 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING	3
2.11 PROXIES	3
2.12 LIST OF STOCKHOLDERS ENTITLED TO VOTE	3
2.13 ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER PROPOSALS	3
2.14 ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER NOMINATIONS	7
2.15 ORGANIZATION AND CONDUCT OF MEETINGS	10
2.16 INSPECTOR OF ELECTION	10
ARTICLE III DIRECTORS	11
3.1 POWERS	11
3.2 NUMBER OF DIRECTORS	11
3.3 CHAIR OF THE BOARD	11
3.4 LEAD DIRECTOR	11
3.5 ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS	11
3.6 RESIGNATION AND VACANCIES	11
3.7 PLACE OF MEETINGS; MEETINGS BY TELEPHONE	12
3.8 REGULAR MEETINGS	12
3.9 SPECIAL MEETINGS; NOTICE	12
3.10 QUORUM	12
3.11 WAIVER OF NOTICE	12
3.12 ADJOURNED MEETING; NOTICE	12
3.13 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING	12
3.14 FEES AND COMPENSATION OF DIRECTORS	13
3.15 REMOVAL OF DIRECTORS	13
ARTICLE IV COMMITTEES	13
4.1 COMMITTEES OF DIRECTORS	13
4.2 COMMITTEE MINUTES	13
4.3 MEETINGS AND ACTION OF COMMITTEES	13
ARTICLE V OFFICERS	14
5.1 OFFICERS	14
5.2 ELECTION OF OFFICERS	14
5.3 SUBORDINATE OFFICERS	14
5.4 REMOVAL AND RESIGNATION OF OFFICERS	14
5.5 VACANCIES IN OFFICES	14

5.6 PRESIDENT	14
5.7 VICE PRESIDENT	14
5.8 SECRETARY	15
5.9 TREASURER	15
5.10 ASSISTANT SECRETARY	15
5.11 ASSISTANT TREASURER	15
5.12 AUTHORITY AND DUTIES OF OFFICERS	15
ARTICLE VI INDEMNITY	16
6.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS; ADVANCEMENT OF EXPENSES	16
6.2 INDEMNIFICATION OF AND ADVANCEMENT OF EXPENSES TO OTHERS	16
6.3 INSURANCE	16
6.4 CLAIMS	16
6.5 NON-EXCLUSIVITY OF RIGHTS	17
6.6 CONTRACT RIGHTS; AMENDMENT OR REPEAL	17
ARTICLE VII GENERAL MATTERS	17
7.1 CHECKS	17
7.2 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS	17
7.3 REPRESENTATION OF SHARES OF OTHER CORPORATIONS	17
7.4 STOCK CERTIFICATES	17
7.5 LOST CERTIFICATES	18
7.6 CONSTRUCTION; DEFINITIONS	18
7.7 DIVIDENDS	18
7.8 FISCAL YEAR	18
7.9 SEAL	18
7.10 REGISTERED STOCKHOLDERS	18
ARTICLE VIII AMENDMENTS	18

iii

AMENDED AND RESTATED BYLAWS

OF

ASPIRA WOMEN’S HEALTH INC.

ARTICLE I
CORPORATE OFFICES

1.1 REGISTERED OFFICE

The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the corporation at such location is corporation Trust Company.

1.2 OTHER OFFICES

The board of directors may at any time establish other offices at any place or places where the corporation is qualified to do business.

ARTICLE II
MEETINGS OF STOCKHOLDERS

2.1 PLACE OF MEETINGS

Meetings of stockholders shall be held at any time and place, within or outside the State of Delaware, designated by the board of directors. The board of directors may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”). In the absence of any such designation, stockholder meetings shall be held at the registered office of the corporation.

2.2 ANNUAL MEETING

The annual meeting of stockholders shall be held on a date and at a time designated by the board of directors. At the meeting, directors shall be elected and any other business properly brought before the meeting in accordance with these bylaws may be transacted. The board of directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the board of directors.

2.3 SPECIAL MEETINGS

A special meeting of the stockholders may be called, at any time for any purpose or purposes, only by the board of directors. At a special meeting of stockholders, only such business shall be conducted as shall be specified in the notice of meeting. The board of directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the board of directors.

2.4 NOTICE OF STOCKHOLDERS’ MEETINGS

All notices of meetings with stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.5 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Any stockholder may waive notice of any meeting before or after the meeting.

2.5 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. If notice is given by means of electronic transmission, such notice shall be deemed to be given at the times provided in the DGCL. For the purposes of these bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process. An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.6 QUORUM

The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

2.7 ADJOURNED MEETING; NOTICE

If a quorum is not present or represented at any meeting of the stockholders, then the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. Any meeting of stockholders of the corporation may be adjourned or recessed from time to time to reconvene at the same or some other place, if any, by any officer entitled to preside at or to act as secretary of such meeting regardless of the presence of a quorum. When a meeting is adjourned to another time or place, if any, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.8 VOTING

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.10 of these bylaws, subject to the provisions of Sections 217 and 218 of the DGCL (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

Except as may be otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

Unless a greater number of affirmative votes is required by the certificate of incorporation, these bylaws or any law or regulation applicable to the corporation or its securities, if a quorum exists at any meeting of stockholders, stockholders shall have approved any matter if the matter receives a majority of the votes properly cast for such matter (i.e., if the number of votes properly cast “for” such matter exceeds the number of votes properly cast “against” such matter, with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” such matter), and directors shall be elected by the vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” such nominee’s election; provided, however, that, if (a) the secretary receives a notice that a stockholder has nominated or intends to nominate one or more persons for election to the board of directors in compliance with the requirements set forth in these bylaws and (b) such nomination has not been withdrawn by such stockholder on or prior to the tenth (10th) day before the corporation first mails its notice of meeting for such meeting to stockholders, directors shall be elected by a plurality of the votes properly cast on the election of directors.

2.9 WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the DGCL or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, and does so object, at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

2.10 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING

In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other such action.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

2.11 PROXIES

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by a written proxy, signed by such stockholder and filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the DGCL.

2.12 LIST OF STOCKHOLDERS ENTITLED TO VOTE

The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Nothing in this Section 2.12 shall require the corporation to include electronic mail addresses or other electronic contact information on such list.

2.13 ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER PROPOSALS

(a)   At an annual meeting or at a special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before such meeting. To be properly brought before a meeting, business (other than director nominations) must be (i) brought before the meeting by the corporation and specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors or any committee thereof, (ii) brought before the meeting by or at the direction of the board of directors or any committee thereof or (iii) solely in the case of an annual meeting of stockholders, otherwise properly brought before such annual meeting by a stockholder who (A) is a stockholder of record at the time of giving the notice provided for in this Section 2.13 through the time of the meeting, (B) is entitled to vote at the meeting and (C) has complied with this Section 2.13 as to such business. Except for proposals properly made in accordance with Rule 14a-8 (or any successor thereto) under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), and included in the notice of meeting given by or at the direction of the board of directors, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business (other than director nominations) to be brought before a meeting of the stockholders. Stockholders seeking to nominate a person or persons for election to the board of directors must comply with Section 2.14, and this Section 2.13 shall not be applicable to nominations except as expressly provided in Section 2.14.

(b)   Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide timely notice thereof in writing and in proper form (as set forth in Section 2.13(c)) to the secretary of the corporation and (ii) provide any updates to such notice at the times and in the forms required by this Section 2.13. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not earlier than 5:00 p.m. Eastern Time on the one hundred twentieth (120th) day nor later than 5:00 p.m. Eastern Time on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, on or before the later of (x) 5:00 p.m. Eastern Time on the ninetieth (90th) day prior to such annual meeting or (y) 5:00 p.m. Eastern Time on the tenth (10th) day following the date on which Public Disclosure (as defined below) of the date of such annual meeting was first made. In no event shall any adjournment, rescheduling or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of timely notice as described above.

(c)   To be in proper form for purposes of this Section 2.13, a stockholder’s notice to the secretary shall set forth:

(i) As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including the name and address that appear on the corporation’s books and records); (B) the class or series and number of shares of the corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future; (C) the name of each nominee holder for such Proposing Person and any pledge by such Proposing Person with respect to any of such securities; (D) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of the corporation, including due to the fact that the value of such derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any shares of any class or series of the corporation, or which derivative, swap or other transaction or series of transactions provides, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the corporation (any such derivative, swap or other transaction or series of transactions as described in this clause (D) is referred to as a “Synthetic Equity Interest”), all of which Synthetic Equity Interests shall be disclosed without regard to whether (x) any such Synthetic Equity Interest conveys any voting rights in shares of any class or series of the corporation to such Proposing Person, (y) any such Synthetic Equity Interest is required to be, or is capable of being, settled through delivery of shares of any class or series of the corporation or (z) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such Synthetic Equity Interest; (E) any proxy (other than a revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of the corporation; (F) any agreement, arrangement, understanding or relationship, including any repurchase or similar stock borrowing agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of the corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the corporation (any such agreement, arrangement, understanding or relationship as described in this clause (F) is referred to as a “Short Interest”); (G) any rights to dividends on the shares of any class or series of the corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the corporation, (I) any performance related fees (other than an asset based fee) that such Proposing Person is entitled to based on any increase or decrease in the price or value of shares of any class or series of the corporation, or any Synthetic Equity Interests or Short Interests, if any; (H) any proportionate interest in shares of the corporation or Synthetic Equity Interest held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such Proposing Person is (x) a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (y) the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity; (I) any significant equity interests or any Synthetic Equity Interest or Short Interest in any principal competitor of the corporation held by such Proposing Person; (J) any direct or indirect interest of such Proposing Person in any contract with the corporation, any affiliate of the corporation or any principal competitor of the corporation (including, without limitation, any employment agreement, collective bargaining agreement or consulting agreement); (K) a complete and accurate description of any pending, or to such Proposing Person’s knowledge, threatened, legal proceeding in which such Proposing Person is a party or participant involving the corporation or, to such Proposing Person’s knowledge, any officer, director, affiliate or associate of the corporation; and (L) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with a contested solicitation of proxies by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (D) through (L) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner (the disclosures to be made pursuant to the foregoing clauses (A) through (L) are referred to as “Stockholder Information”);

(ii) as to each item of business that the stockholder proposes to bring before the meeting, (A) a reasonably brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the certificate of incorporation or these bylaws, the language of the proposed amendment), (C) a reasonably detailed description of all agreements, arrangements, understandings and relationships (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person, including the name of such other person, in connection with the proposal of such business by such stockholder and (D) all other information relating to such business that would be required to be disclosed in a proxy statement or other filing required to be made by such Proposing Person in connection with the contested solicitation of proxies in support of such proposed business by such Proposing Person pursuant to Section 14(a) of the Exchange Act;

(iv)   a representation that such Proposing Person intends to appear in person or by proxy at the meeting to bring such business before the meeting and an acknowledgment that, if such Proposing Person (or a Qualified Representative (as defined below) thereof) does not appear to present such business at such meeting, the corporation need not present such business for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the corporation; and

(v)    a representation from such Proposing Person as to whether such Proposing Person intends or is part of a group that intends (A) to deliver a proxy statement and/or form of proxy to a number of holders of the corporation’s voting shares reasonably believed by such Proposing Person to be sufficient to approve or adopt the business to be proposed or (B) engage in a solicitation (within the meaning of Rule 14a-1(l) under the Exchange Act) with respect to the business, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation.

(d)   A stockholder providing notice of business proposed to be brought before a meeting shall update such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.13 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update shall be delivered to, or mailed and received by, the secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting in the case of the update required to be made as of the record date, and not later than eight (8) business days, if practicable (or, if not practicable, on the first practicable date) prior to the date for the meeting or any adjournment or postponement thereof, in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof. For the avoidance of doubt, any information provided pursuant to this Section 2.13(d) shall not be deemed to cure any deficiencies in a notice previously delivered pursuant to this Section 2.13 and shall not extend the time period for the delivery of notice pursuant to this Section 2.13. If a Proposing Person fails to provide such written update within such period, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 2.13.

(e)   If any information submitted pursuant to this Section 2.13 by any Proposing Person proposing business for consideration at a stockholder meeting shall be inaccurate in any respect, such information shall be deemed not to have been provided in accordance with this Section 2.13. Any such Proposing Person shall notify the secretary in writing at the principal executive offices of the corporation of any inaccuracy or change in any information submitted pursuant to this Section 2.13 within two (2) business days after becoming aware of such inaccuracy or change. Upon written request of the secretary on behalf of the board of directors (or a duly authorized committee thereof), any such Proposing Person shall provide, within seven (7) business days after delivery of such request (or such other period as may be specified in such request), (i) written verification, reasonably satisfactory to the board of directors, any committee thereof or any authorized officer of the corporation, to demonstrate the accuracy of any information submitted by such Proposing Person pursuant to this Section 2.13 and (ii) a written affirmation of any information submitted by such Proposing Person pursuant to this Section 2.13 as of an earlier date. If a Proposing Person fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 2.13.

(f)   Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at a meeting except in accordance with this Section 2.13. The board of directors, chair of the board, presiding officer of the meeting or president shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.13, and if he or she should so determine, he or she shall so declare such determination to the meeting, and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.13, unless otherwise required by law, if the Proposing Person (or a Qualified Representative thereof) proposing business to be conducted at a meeting does not appear at the meeting to propose such business, such proposed business shall not be transacted and no vote shall be taken with respect to such proposed business, notwithstanding that proxies with respect to such vote may have been received by the corporation.

(g)   Notwithstanding the foregoing provisions of this Section 2.13 or in limitation thereof, each Proposing Person shall comply with all applicable requirements of the Exchange Act and state law with respect to the matters set forth in this Section 2.13. Nothing in this Section 2.13 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor thereto).

(h)   For purposes of these bylaws:

(i)     “affiliate” and “associate” each shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act;

(ii)     “Nominating Person” shall mean: (A) the stockholder providing the notice of nomination of any person for election or reelection as a director; (B) the beneficial owner or beneficial owners, if different from such stockholder, on whose behalf the notice of nomination is made; (C) any person directly or indirectly controlling, controlled by or under common control with the stockholder providing such notice (or, if different from such stockholder, the beneficial owner or beneficial owners on whose behalf such notice is made); (D) any member of the immediate family of any individual described in the foregoing clause (A) or (B) sharing the same household; (E) any affiliate or associate of any person described in any of the foregoing clauses of this Section 2.13(h)(ii); (F) any person who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act) with any person described in the foregoing clause (A), (B), (C) or (D); (E) any person with whom any person described in the foregoing clause (A), (B), (C) or (D) is acting in concert with respect to the stock of the corporation; and (F) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with any person described in the foregoing clause (A), (B), (C) or (D) with respect to any proposed nominations;

(iii)    “Proposing Person” shall mean: (A) the stockholder providing the notice of business proposed to be brought before a meeting; (B) the beneficial owner or beneficial owners, if different from such stockholder, on whose behalf the notice of the business proposed to be brought before the meeting is made; (C) any person directly or indirectly controlling, controlled by or under common control with the stockholder providing such notice (or, if different from such stockholder, the beneficial owner or beneficial owners on whose behalf such notice is made); (D) any member of the immediate family of any individual described in the foregoing clause (A) or (B) sharing the same household; (E) any affiliate or associate of any person described in any of the foregoing clauses of this Section 2.13(h)(iii); (F) any person who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act) with any person described in the foregoing clause (A), (B), (C) or (D); (E) any person with whom any person described in the foregoing clause (A), (B), (C) or (D) is acting in concert with respect to the stock of the corporation; and (F) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with any person described in the foregoing clause (A), (B), (C) or (D) with respect to any proposed business;

(iii)   “Public Disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act; and

(iv)    a “Qualified Representative” of a Proposing Person or Nominating Person shall mean (A) a duly authorized officer, manager or partner of such Proposing Person or Nominating Person or (B) a person authorized by a writing executed by such Proposing Person or Nominating Person (or a reliable reproduction or electronic transmission of such a writing) delivered by such Proposing Person or Nominating Person to the corporation prior to the making of any nomination or proposal at a stockholder meeting stating that such person is authorized to act for such Proposing Person or Nominating Person as proxy at the meeting of stockholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be produced at the meeting of stockholders.

2.14 ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER NOMINATIONS

(a)   Nominations of any person for election to the board of directors at an annual meeting or at a special meeting at which directors are to be elected pursuant to the corporation’s notice of meeting (or any supplement thereto) may be made at such meeting only (i) by or at the direction of the board of directors or any committee thereof or (ii) by a stockholder who (A) is a stockholder of record at the time of giving the notice provided for in this Section 2.14 through the time of the meeting, (B) is entitled to vote at the meeting and (C) has complied with this Section 2.14 as to such nomination. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the board of directors at an annual meeting or at a special meeting.

(b)   Without qualification, for a stockholder to make any nomination of a person or persons for election to the board of directors at an annual meeting or at a special meeting at which directors are to be elected pursuant to the corporation’s notice of meeting (or any supplement thereto), the stockholder must (i) provide timely notice thereof in writing and in proper form (as set forth in Section 2.14(c)) to the secretary of the corporation and (ii) provide any updates to such notice at the times and in the forms required by this Section 2.14. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the corporation: (1) in the case of an annual meeting, not earlier than 5:00 p.m. Eastern Time on the one hundred twentieth (120th) day nor later than 5:00 p.m. Eastern Time on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, on or before the later of (x) 5:00 p.m. Eastern Time on the ninetieth (90th) day prior to such annual meeting or (y) 5:00 p.m. Eastern Time on the tenth (10th) day following the date on which Public Disclosure of the date of such annual meeting was first made; or (2) in the case of a special meeting, not earlier than 5:00 p.m. Eastern Time on the one hundred twentieth (120th) day nor later than 5:00 p.m. Eastern Time on the ninetieth (90th) day prior to such special meeting or, if later, 5:00 p.m. Eastern Time on the tenth (10th) day following the date on which Public Disclosure of the date of such special meeting was first made. In no event shall any adjournment, rescheduling or postponement of an annual meeting or of a special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)   To be in proper form for purposes of this Section 2.14, a stockholder’s notice to the secretary shall set forth:

(i) as to each Nominating Person, the Stockholder Information, except that the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.13(c)(i) and the disclosure in clause (L) of Section 2.13(c)(i) shall be made with respect to the election of directors at the meeting rather than with respect to the business proposed to be brought before the meeting;

(ii) as to each person whom a Nominating Person proposes to nominate for election as a director (each, a “Proposed Nominee”), (A) all information with respect to such Proposed Nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.14 if such Proposed Nominee were a Nominating Person; (B) all information relating to such Proposed Nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act; (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among any Nominating Person, on the one hand, and such Proposed Nominee, such Proposed Nominee’s respective affiliates and associates, and any other persons with whom such Proposed Nominee (or any of such Proposed Nominee’s respective affiliates or associates) is acting in concert, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant; (D) a written questionnaire with respect to the background and qualification of such Proposed Nominee, completed by such Proposed Nominee in the form required by the corporation (which form such Noticing Stockholder shall request in writing from the secretary prior to submitting notice and which the secretary shall provide to such Noticing Stockholder within ten (10) days after receiving such request); and (E) a written representation and agreement completed by such Proposed Nominee in the form required by the corporation (which form such Noticing Stockholder shall request in writing from the secretary prior to submitting notice and which the secretary shall provide to such Noticing Stockholder within ten (10) days after receiving such request) providing that such Proposed Nominee: (I) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Proposed Nominee, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or any Voting Commitment that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a director of the corporation, with such Proposed Nominee’s fiduciary duties under applicable law; (II) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the corporation; (III) will, if elected as a director of the corporation, comply with all applicable rules of any securities exchanges upon which the corporation’s securities are listed, the certificate of incorporation, these bylaws and all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and other guidelines and policies of the corporation generally applicable to directors (which guidelines and policies that are not publicly disclosed will be provided to such Proposed Nominee within five (5) business days after the secretary receives any written request therefor from such Proposed Nominee), and all applicable fiduciary duties under state law; and (IV) consents to being named as a nominee in the corporation’s proxy statement and form of proxy for the meeting and to serving a full term as a director of the corporation, if elected;

(iii)   a representation that such Nominating Person intends to appear in person or by proxy at the meeting to nominate any Proposed Nominees before the meeting and an acknowledgment that, if such Nominating Person (or a Qualified Representative thereof) does not appear to nominate such Proposed Nominee(s) at such meeting, the corporation need not present such Proposed Nominee(s) for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the corporation; and

(iv)   a representation from such Nominating Person as to whether such Nominating Person intends or is part of a group that intends (A) to deliver a proxy statement and/or form of proxy to a number of holders of the corporation’s voting shares reasonably believed by such Nominating Person to be sufficient to elect the Proposed Nominee(s) or (B) engage in a solicitation (within the meaning of Rule 14a-1(l) under the Exchange Act) with respect to the election of such Proposed Nominee(s), and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation.

(d)   In addition to the information required above, the corporation may require any Nominating Person to furnish such other information as the corporation may reasonably require to determine the eligibility or suitability of a Proposed Nominee to serve as a director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Proposed Nominee, under the listing standards of each securities exchange upon which the corporation’s securities are listed, any applicable rules of the Securities and Exchange Commission, any publicly disclosed standards used by the board of directors in selecting nominees for election as a director and for determining and disclosing the independence of the corporation’s directors, including those applicable to a director’s service on any of the committees of the board of directors or the requirements of any other laws or regulations applicable to the corporation. If requested by the corporation, any supplemental information required under this paragraph shall be provided by a Nominating Person within five (5) business days after it has been requested by the corporation.

(e)   A stockholder providing notice of any nomination proposed to be made at a meeting shall update such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.14 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update shall be delivered to, or mailed and received by, the secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting in the case of the update required to be made as of the record date, and not later than eight (8) business days, if practicable (or, if not practicable, on the first practicable date) prior to the date for the meeting or any adjournment or postponement thereof, in the case of the update required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof. For the avoidance of doubt, any information provided pursuant to this Section 2.14(d) shall not be deemed to cure any deficiencies in a notice previously delivered pursuant to this Section 2.14 and shall not extend the time period for the delivery of notice pursuant to this Section 2.14. If a Nominating Person fails to provide such written update within such period, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 2.14.

(f)   If any information submitted pursuant to this Section 2.14 by any Nominating Person proposing a nominee for consideration at a stockholder meeting shall be inaccurate in any respect, such information shall be deemed not to have been provided in accordance with this Section 2.14. Any such Nominating Person shall notify the secretary in writing at the principal executive offices of the corporation of any inaccuracy or change in any information submitted pursuant to this Section 2.14 within two (2) business days after becoming aware of such inaccuracy or change. Upon written request of the secretary on behalf of the board of directors (or a duly authorized committee thereof), any such Nominating Person shall provide, within seven (7) business days after delivery of such request (or such other period as may be specified in such request), (i) written verification, reasonably satisfactory to the board of directors, any committee thereof or any authorized officer of the corporation, to demonstrate the accuracy of any information submitted by such Nominating Person pursuant to this Section 2.14 and (ii) a written affirmation of any information submitted by such Nominating Person pursuant to this Section 2.14 as of an earlier date. If a Nominating Person fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 2.14.

(g)   Notwithstanding anything in these bylaws to the contrary, no person shall be eligible for election as a director of the corporation unless nominated in accordance with this Section 2.14. The board of directors, chair of the board, presiding officer of the meeting or president shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 2.14, and if he or she should so determine, he or she shall so declare such determination to the meeting, and any such nomination not properly made shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.14, unless otherwise required by law, if the Nominating Person (or a Qualified Representative thereof) proposing a nominee for consideration at a stockholder meeting does not appear at the meeting to propose such nomination, such nomination shall not be transacted and no vote shall be taken with respect to such nomination, notwithstanding that proxies with respect to such vote may have been received by the corporation.

(h)   Notwithstanding the foregoing provisions of this Section 2.14 or in limitation thereof, each Nominating Person shall comply with all applicable requirements of the Exchange Act and state law with respect to the matters set forth in this Section 2.14.

2.15 ORGANIZATION AND CONDUCT OF MEETINGS.

The chair of the board, or in his or her absence or nonexistence the president, shall act as chairperson of meetings of stockholders of the corporation. The board of directors may designate any other director or officer of the corporation to act as chairperson of any meeting in the absence of the chair of the board of directors and the president. The board of directors may adopt by resolution such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the chairperson of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess or adjourn the meeting to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the chairperson of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized proxies or such other persons as the chairperson of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement of the meeting; (f) limitations on the time allotted to questions or comments by participants; (g) removal of any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines; (h) conclusion, recess or adjournment of the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting; (i) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (j) rules, regulations or procedures for compliance with any state and local laws and regulations concerning safety, health and security; (k) procedures (if any) requiring attendees to provide the corporation advance notice of their intent to attend the meeting; and (l) any guidelines and procedures as the chairperson may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. The chairperson of a stockholder meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine and declare to the meeting that a matter or business was not properly brought before the meeting, and, if the chairperson should so determine, the chairperson shall so declare to the meeting and any such matter of business not properly brought before the meeting shall not be transacted or considered. Except to the extent determined by the board of directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

2.16 INSPECTOR OF ELECTION

In advance of any meeting of stockholders of the corporation, the board of directors, by resolution, or the president shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.

ARTICLE III
DIRECTORS

3.1 POWERS

Subject to the provisions of the DGCL and any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

3.2 NUMBER OF DIRECTORS

The board of directors shall consist of not less than five nor more than nine directors, the specific number to be set by resolution of the board of directors. No reduction of the authorized number of directors shall have the effect of removing or shortening the term of any director before that director’s term of office expires.

3.3 CHAIR OF THE BOARD

The chair of the board shall be chosen from among the directors and may be the chief executive officer. Except as otherwise provided by law or Section 3.4 of these bylaws, the chair of the board shall preside at all meetings of the stockholders and of the board of directors. The chair of the board shall exercise and perform such other powers and duties as may from time to time be assigned to such chair by the board of directors or as may be prescribed by these bylaws.

3.4 LEAD DIRECTOR

If the chair of the board is not one of the directors who has been determined by the board to be an “independent director” (any such director, an “Independent Director”), the Independent Directors shall select a lead director from among the Independent Directors. The lead director shall preside at all meetings of the board at which the chair of the board is not present, preside over the executive sessions of the Independent Directors, serve as a liaison between the chair of the board and the board and have such other responsibilities, and perform such duties, as may from time to time be assigned to him or her by the board. The lead director shall be elected by a majority of the Independent Directors.

3.5 ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

Except as provided in Section 3.6 of these bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Directors need not be stockholders. Each director, including a director elected to fill a vacancy, shall hold office until such director’s successor is elected and qualified or until such director’s earlier resignation or removal. Elections of directors need not be by written ballot.

3.6 RESIGNATION AND VACANCIES

Any director of the corporation may resign at any time by giving notice in writing or by electronic transmission to the chair of the board, the president or the secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the occurrence of some other event, and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

Unless otherwise provided in the certificate of incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

3.7 PLACE OF MEETINGS; MEETINGS BY TELEPHONE

The board of directors of the corporation may hold meetings, both regular and special, either within or outside the State of Delaware. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.8 REGULAR MEETINGS

Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

3.9 SPECIAL MEETINGS; NOTICE

Special meetings of the board may be called by at least two (2) members of the board, the chair of the board or the president on 48 hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate under the circumstances, to each director, either personally or by mail, overnight courier, telephone or electronic transmission. If mailed or sent by overnight courier, such notice shall be deemed to be given at the time when it is deposited in the United States mail with first class postage prepaid or deposited with the overnight courier. Notice by telephone or electronic transmission shall be deemed given when the notice is transmitted.

3.10 QUORUM

At all meetings of the board of directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.11 WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the DGCL, the certificate of incorporation or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, and does so object, at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board, or meetings of a committee of the board, need be specified in any written waiver of notice unless so required by the certificate of incorporation.

3.12 ADJOURNED MEETING; NOTICE

If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.13 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission are filed with the minutes of proceedings of the board or committee.

3.14 FEES AND COMPENSATION OF DIRECTORS

The board of directors shall have the authority to fix the compensation of directors. The directors shall be paid their reasonable expenses, if any, of attendance at each meeting of the board or any committee thereof and may be paid a fixed sum for attendance at each such meeting and an annual retainer or salary for service as director or committee member, payable in cash or securities. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Directors who are full-time employees of the corporation shall not receive any compensation for their service as director.

3.15 REMOVAL OF DIRECTORS

Unless otherwise restricted by statute or the certificate of incorporation, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

ARTICLE IV
COMMITTEES

4.1 COMMITTEES OF DIRECTORS

The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, with each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) amend the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) of the DGCL, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), (ii) adopt an agreement of merger or consolidation under Section 251 or 252 of the DGCL, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, (iv) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution or (v) amend the bylaws of the corporation; and, unless the board resolution establishing the committee expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL.

4.2 COMMITTEE MINUTES

Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

4.3 MEETINGS AND ACTION OF COMMITTEES

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Section 3.7 (place of meetings and meetings by telephone), Section 3.8 (regular meetings), Section 3.9 (special meetings and notice), Section 3.10 (quorum), Section 3.11 (waiver of notice), Section 3.12 (adjournment and notice of adjournment) and Section 3.13 (action without a meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may also be called by resolution of the board of directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

ARTICLE V
OFFICERS

5.1 OFFICERS

The officers of the corporation shall be a president, one or more vice presidents, a secretary and a treasurer. The corporation may also have, at the discretion of the board of directors, one or more assistant vice presidents, assistant secretaries, assistant treasurers and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws. Any number of offices may be held by the same person.

5.2 ELECTION OF OFFICERS

The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 or 5.5 of these bylaws, shall be chosen by the board of directors, subject to the rights, if any, of an officer under any contract of employment.

5.3 SUBORDINATE OFFICERS

The board of directors may appoint, or empower the president to appoint, such other officers and agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

5.4 REMOVAL AND RESIGNATION OF OFFICERS

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

Any officer may resign at any time upon notice given in writing or electronic transmission to the president or the secretary. Such resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.5 VACANCIES IN OFFICES

Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

5.6 PRESIDENT

Subject to such supervisory powers, if any, as may be given by the board of directors to the chair of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and the officers of the corporation. In the absence or nonexistence of a chair of the board, the president shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chair of the board or a lead director, the president shall preside at all meetings of the board of directors. The president shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.

5.7 VICE PRESIDENT

In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these bylaws or the president.

5.8 SECRETARY

The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of the board, committees of the board and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at board meetings or meetings of committees of the board, the number of shares present or represented at stockholders’ meetings and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation’s transfer agent or registrar, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these bylaws. The secretary shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these bylaws.

5.9 TREASURER

The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

The treasurer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. The secretary shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his or her transactions as treasurer and of the financial condition of the corporation and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

5.10 ASSISTANT SECRETARY

The assistant secretary, or, if there is more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

5.11 ASSISTANT TREASURER

The assistant treasurer, or, if there is more than one, the assistant treasurers, in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

5.12 AUTHORITY AND DUTIES OF OFFICERS

In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors or the stockholders.

ARTICLE VI
INDEMNITY

6.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS; ADVANCEMENT OF EXPENSES

The corporation shall, to the maximum extent and in the manner permitted by the DGCL, indemnify each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. The corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a director or officer in defending or otherwise participating in any such proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article VI or otherwise. For purposes of this Article VI, a “director” or “officer” of the corporation includes any person (a) who is or was a director or officer of the corporation, (b) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise or (c) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

6.2 INDEMNIFICATION OF AND ADVANCEMENT OF EXPENSES TO OTHERS

The corporation shall have the power, to the extent and in the manner permitted by the DGCL, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. The corporation shall also have the power to pay employees and agents the expenses incurred by them in defending or otherwise participating in any such proceeding in advance of its final disposition, provided that such employee or agent presents to the corporation a written undertaking to repay any and all amounts paid to him or her hereunder if it shall ultimately be determined that such employee or agent is not entitled to be indemnified by the corporation. For purposes of this Section 6.2, an “employee” or “agent” of the corporation (other than a director or officer) includes any person (a) who is or was an employee or agent of the corporation, (b) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise or (c) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

6.3 INSURANCE

The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

6.4 CLAIMS

If a claim for indemnification (following the final disposition of the proceeding with respect to which indemnification is sought, including any settlement of such proceeding) or advancement of expenses under this Article VI is not paid in full within thirty (30) days after a written claim therefor by the director or officer has been received by the corporation, the director or officer may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by applicable law. In any such action, the corporation shall have the burden of proving that the director or officer is not entitled to the requested indemnification or advancement of expenses under this Article VI and applicable law.

6.5 NON-EXCLUSIVITY OF RIGHTS

The rights conferred on any officer or director by this Article VI shall not be exclusive of any other rights that such officer or director may have or hereafter acquire under any statute, the certificate of incorporation, these bylaws or any agreement, vote of stockholders or disinterested directors or otherwise.

6.6 CONTRACT RIGHTS; AMENDMENT OR REPEAL

The rights to indemnification and advancement of expenses conferred by this Article VI shall be deemed to be separate contract rights between the corporation and each director and officer, and the rights to indemnification and advancement of expenses of any director or officer arising hereunder shall not be eliminated or impaired by an amendment to or repeal of this Article VI after the occurrence of the act or omission that is the subject of the proceeding for which indemnification or advancement of expenses is sought.

ARTICLE VII
GENERAL MATTERS

7.1 CHECKS

From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

7.2 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

7.3 REPRESENTATION OF SHARES OF OTHER CORPORATIONS

The president, any vice president, the treasurer, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

7.4 STOCK CERTIFICATES

Unless otherwise provided by resolution of the board of directors, each class or series of shares of the corporation’s capital stock shall be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form; provided, however, that every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the chair or vice-chair of the board, or the president or vice-president, and by the treasurer or an assistant treasurer or the secretary or an assistant secretary of the corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

7.5 LOST CERTIFICATES

Except as provided in this Section 7.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

7.6 CONSTRUCTION; DEFINITIONS

Unless the context requires otherwise or as specifically provided otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a natural person and a legally created entity, such as but not limited to a corporation. If any provision of these bylaws shall be held to be invalid, illegal or unenforceable as applied to any person, entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of these bylaws, and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

7.7 DIVIDENDS

The directors of the corporation, subject to any restrictions contained in the certificate of incorporation, may declare and pay dividends upon the shares of the corporation’s capital stock pursuant to the DGCL. Dividends may be paid in cash, in property or in shares of the corporation’s capital stock

7.8 FISCAL YEAR

The fiscal year of the corporation shall end on the 31st day of December in each year or on such other day as may be fixed from time to time by resolution of the board of directors.

7.9 SEAL

The seal of the corporation shall be such as from time to time may be approved by the board of directors.

7.10 REGISTERED STOCKHOLDERS

The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VIII
AMENDMENTS

These bylaws may be adopted, amended or repealed by the board of directors or by the stockholders of the corporation by the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

Adopted: February 23, 2022